UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: July 13, 2018

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 13, 2018, Oragenics, Inc., a Florida corporation (“Oragenics” or the “Company”) today announced the pricing of an underwritten public offering of units for gross proceeds of $12 million, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

The offering is comprised of 2,636,000 Class A Units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of common stock and a seven-year warrant to purchase one share of common stock at an exercise price of $1.00 per share, and 9,364,000 Class B Units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of Series D Preferred stock, having a conversion price of $1.00, and a seven-year warrant to purchase one share of common stock with an exercise price of $1.00 per share. The preferred stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent that dividends are also paid on the common stock), liquidation preference or other preferences over common stock, and has no voting rights. The securities comprising the units are immediately separable and will be issued separately. The closing of the offering is expected to take place on or about July 17, 2018, subject to the satisfaction or waiver of customary closing conditions.

A total of 2,636,000 shares of common stock, 9,364,000 shares of Series D preferred stock and total warrants to purchase up to 12,000,000 shares of common stock will be issued in the offering. In addition, the Company has granted the underwriters a 45-day option to purchase up to 1,800,000 additional shares of common stock and/or additional warrants to purchase up to 1,800,000 shares of common stock solely to cover over-allotments, if any, at the public offering price per share and per warrant, less the underwriting discounts and commissions.

The Company anticipates using the net proceeds from this offering to continue funding development of AG013, our ongoing Phase II clinical trial for the treatment of Oral Mucositis, our pre-clinical development of our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital. All of the shares in the offering are to be sold by the Company.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS), is sole book-running manager in connection with the offering.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 13, 2018.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 13th day of July, 2018.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer